As filed with the U.S. Securities and Exchange Commission on August 26, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SEACOAST BANKING CORPORATION OF FLORIDA
(Exact name of registrant
as specified in its charter)

Florida	59-2260678

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

815 Colorado Avenue
Stuart, Florida 34994
(772) 287-4000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Amended and Restated Seacoast Banking Corporation of Florida

2013 Long-Term Incentive Plan

(Full Title of the Plan)

Dennis S. Hudson, III
Chief Executive Officer
Seacoast Banking Corporation of Florida
815 Colorado Avenue
Stuart, Florida 34994
(772) 287-4000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Randolph A. Moore III
Alston & Bird LLP
One Atlantic Center
1201 W. Peachtree Street
Atlanta, Georgia 30309
Telephone: (404) 881-7794

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.01 par value	1,700,000	(1)	$14.465	(2)	$24,590,500	(2)	$2,857.42

(1)	Amount to be registered consists of 1,700,000 shares of common stock of Seacoast Banking Corporation of Florida (the “Company”) that may be issued under the Amended and Restated Seacoast Banking Corporation of Florida 2013 Incentive Plan (the “Plan”). The amount of common stock registered hereunder shall be deemed to include any additional shares issuable as a result of any stock split, stock dividend or other change in the capitalization of the Company. The Company previously registered 6,500,000 shares (adjusted to 1,300,000 shares upon the Company’s one-for-five reverse stock split on December 13, 2013) on a Form S-8 filed on August 9, 2013 (Reg. No. 333-190507) for issuance under the Plan.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h), based on the average of the high and low prices of the Company’s common stock reported on the NASDAQ Global Select Market on August 24, 2015.

PART I	INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

(a)          The documents constituting Part I of this Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the “Registration Statement”) will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

(b)          Upon written or oral request, the Company will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The documents are incorporated by reference in the Section 10(a) prospectus. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b). Requests for any of the above-mentioned information should be directed to the Company’s Corporate Secretary at the address and telephone number on the cover of this Registration Statement.

PART II	INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference into this Registration Statement and deemed to be a part hereof:

(1)         The Company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed on March 16, 2015, including the portions of our Definitive Proxy Statement on Schedule 14A filed on April 7, 2015, and incorporated by reference into Part III of our Annual Report on Form 10-K;

(2)          The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed on May 11, 2015 and quarter ended June 30, 2015, filed on August 10, 2015;

(3)         The Company’s Current Reports on Form 8-K or Form 8-K/A, as applicable, filed February 24, 2015, March 2, 2015, March 31, 2015, May 18, 2015, May 27, 2015, July 20, 2015, and August 7, 2015;

(4)         The description of our common stock contained in our Registration Statement filed with the SEC pursuant to Section 12 of the Exchange Act, including any amendment or report filed for purposes of updating such description; and

(5)         All other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold (except for information furnished to the Commission that is not deemed to be “filed” for purposes of the Exchange Act).

Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

Not Applicable.

Item 6.	Indemnification of Directors and Officers.

The Florida Business Corporation Act, as amended (the “FBCA”) permits, under certain circumstances, the indemnification of officers, directors, employees and agents of a corporation with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person was or is a party or is threatened to be made a party, by reason of his or her being an officer, director, employee or agent of the corporation, or is or was serving at the request of, such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any such third-party action by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person (i) did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or (ii) with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

In the case of proceedings by or in the right of the corporation, the FBCA permits for indemnification of any person by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of, such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification is made where such person is adjudged liable, unless a court of competent jurisdiction determines that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent that such person is successful on the merits or otherwise in defending against any such proceeding, Florida law provides that he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

The Company’s Bylaws contain indemnification provisions similar to the FBCA, and further provide that the Company may purchase and maintain insurance on behalf of directors, officers, employees and agents in their capacities as such, or serving at the request of the corporation, against any liabilities asserted against such persons whether or not the Company would have the power to indemnify such persons against such liability under its Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to the Company’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.                 Exhibits.

See Exhibit Index, which is incorporated here by this reference.

Item 9.                Undertakings.

(a)          The undersigned Company hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)          To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.

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(iii)        To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)          The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Stuart, state of Florida, on this 26th day of August, 2015.

SEACOAST BANKING CORPORATION OF FLORIDA

By:	/s/ Dennis S. Hudson, III
Dennis S. Hudson, III
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Dennis S. Hudson, III his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution for him or her, in any and all capacities, to sign this Registration Statement for the registration of certain securities of the Company Corporation, any or all amendments to the Registration Statement (including, but not limited to, post-effective amendments), which amendments may make such changes in and additions to the Registration Statement as such attorney-in-fact may deem necessary or appropriate, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Dennis S. Hudson, III	Chairman of the Board, Chief	August 26, 2015
Dennis S. Hudson, III	Executive Officer and Director (Principal Executive Officer)

/s/ Stephen A. Fowle	Executive Vice President and Chief	August 26, 2015
Stephen A. Fowle	Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Dennis J. Arczynski	Director	August 26, 2015
Dennis J. Arczynski

/s/ Stephen E. Bohner	Director	August 26, 2015
Stephen E. Bohner

/s/ Jacqueline L. Bradley	Director	August 26, 2015
Jacqueline L. Bradley

/s/ T. Michael Crook	Director	August 26, 2015
T. Michael Crook

/s/ H. Gilbert Culbreth, Jr.	Director	August 26, 2015
H. Gilbert Culbreth, Jr.

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/s/ Julie H. Daum	Director	August 26, 2015
Julie H. Daum

/s/ Christopher E. Fogal	Director	August 26, 2015
Christopher E. Fogal

/s/ Maryann Goebel	Director	August 26, 2015
Maryann Goebel

/s/ Roger O. Goldman	Director	August 26, 2015
Roger O. Goldman

/s/ Robert B. Goldstein	Director	August 26, 2015
Robert B. Goldstein

/s/ Dennis S. Hudson, Jr.	Director	August 26, 2015
Dennis S. Hudson, Jr.

/s/ Thomas E. Rossin	Director	August 26, 2015
Thomas E. Rossin

/s/ Edwin E. Walpole, III	Director	August 26, 2015
Edwin E. Walpole, III

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EXHIBIT INDEX

TO

REGISTRATION STATEMENT ON FORM S-8

Exhibit
Number	Description

4.1.1	Amended and Restated Articles of Incorporation of the Company, incorporated herein by reference from Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, filed May 10, 2006.

4.1.2	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8-K, filed December 23, 2008.

4.1.3	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.4 to the Company’s Form S-1, filed June 22, 2009.

4.1.4	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8-K, filed July 20, 2009.

4.1.5	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8-K, filed December 3, 2009.

4.1.6	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8-K/A, filed July 14, 2010.

4.1.7	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8-K, filed June 25, 2010.

4.1.8	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8-K, filed June 1, 2011.

4.1.9	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8-K, filed December 13, 2013.

4.2	Amended and Restated By-laws of the Company, incorporated herein by reference from Exhibit 3.2 to the Company’s Form 8-K, filed December 21, 2007.

5.1	Opinion of Alston & Bird LLP.

23.1	Consent of Alston & Bird LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP.

23.3	Consent of Crowe Horwath LLP.

24.1	Power of Attorney (included on signature page).

99.1	Amended and Restated Seacoast Banking Corporation of Florida 2013 Incentive Plan.

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